Exhibit 99.1

La Rosa Holdings Corp. Secures Up To $1.25 Billion in Financing Facilities to Accelerate Strategic Pivot into AI Data Center Infrastructure

La Rosa to leverage its real estate platform and new capital to expand into the AI ecosystem through strategic acquisitions, partnerships, and the development of next-generation data center facilities

Celebration, FL – November 13, 2025 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech company, today announced that it has secured $1.25 billion in financing facilities from institutional investors, including its previously announced $1 billion equity purchase facility and a $250 million private placement convertible note facility (the “Note Facility”). The Company intends to use the net proceeds of these financing facilities in part to fund its strategic repositioning toward developing next-generation data center infrastructure for AI computing, among other uses.

This transformative capital infusion would enable La Rosa to pursue strategic acquisitions and joint ventures with established technology and infrastructure partners, positioning the Company at the forefront of the rapidly expanding AI ecosystem. Leveraging its real estate expertise, La Rosa aims to repurpose and develop high-value properties into advanced data center facilities optimized for artificial intelligence workloads, among other attractive opportunities across the AI value-chain.

Joe La Rosa, CEO of La Rosa, commented, “This is a defining moment for our Company. Our strategic pivot builds on our strong PropTech foundation, which has fueled innovation in real estate through AI-driven tools and blockchain-enabled platforms. We believe that our deep experience in property markets gives us a unique advantage in delivering scalable, energy-efficient data center solutions. Our continued innovation in real estate technology will position us at the forefront of a rapidly evolving industry. This capital will provide us with the flexibility and resources to accelerate execution, expand strategically, and deliver sustainable long-term value for our stockholders.”

The Company intends to use a portion of initial proceeds to serve as a strategic reserve to support growth opportunities. The Company believes this approach provides financial flexibility and ensures that La Rosa can act decisively on acquisition opportunities, JVs, and other transactions aligned with its AI data center strategy. The completion of any acquisitions or other similar transactions may be subject to the consent of the investors in the Note Facility.

Curvature Securities LLC acted as sole placement agent and A.G.P./Alliance Global Partners acted as financial advisor to the Company with respect to the equity purchase facility.

A.G.P./Alliance Global Partners acted as sole placement agent to the Company with respect to Note Facility.

The notes being offered and sold pursuant to the Note Facility and the shares of common stock issuable upon conversion of the notes and the equity purchase facility are not being registered and are being offered and sold pursuant to an exemption from registration under the Securities Act of 1933, as amended.

The foregoing description is a summary only and does not purport to be complete. For further information, please refer to the Company's Current Report on Form 8-K, which will be available on the Securities and Exchange Commission's website at www.sec.gov.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) intends to transform the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 26 corporate-owned brokerage offices across Florida, California, Texas, Georgia, North Carolina, and Puerto Rico. La Rosa also recently started its expansion into Europe, beginning with Spain. Additionally, the Company has six franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company's ability to satisfy closing conditions of the financing facilities and the timing and use of proceeds thereof, including the redemption of the Series X Preferred Stock, to achieve profitable operations, our ability to successfully integrate acquisitions into our business operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers' economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors' landmark settlement on our business operations, and other risk factors detailed in the Company's filings with the United States Securities and Exchange Commission (the "SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com

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